Exhibit No. 99.1

The following certification is provided by the undersigned to accompany the foregoing Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed pursuant to any provision of the Exchange Act of 1934 or any other securities law:

Each of the undersigned certifies that the foregoing Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Coast Federal Litigation Contingent Payment Rights Trust.

/s/ RAY MARTIN	/s/ NORMAN H. RAIDEN

Ray Martin Litigation Trustee	Norman H. Raiden Litigation Trustee

/s/ ROBERT L. HUNT II	/s/ JAMES F. BARRITT

Robert L. Hunt II Litigation Trustee	James F. Barritt Litigation Trustee

Dated: March 27, 2003

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